SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.     )

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Thrivent Series Fund, Inc.
(Name of Registrant As Specified In Charter)

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THRIVENT SERIES FUND, INC.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

September 2005

Dear Shareholder:

On August 4, 2005, Transamerica Investment Management LLC (“Transamerica”) acquired Westcap Investors LLC (“Westcap”) and began serving as one of the investment subadvisers for Thrivent Partner Small Cap Growth Portfolio. There are no material changes in the portfolio management staff as a result of the change of ownership since the majority of the Westcap portfolio management staff continues to be employed by Transamerica. For more details about Transamerica, please review the enclosed Information Statement.

As always, our goal is to provide a range of high-quality investment choices to our shareholders. The Thrivent Partner Small Cap Growth Portfolio provides a unique choice in your asset allocation strategies.

Sincerely,

Pamela J. Moret

Director and President

INFORMATION STATEMENT

Thrivent Partner Small Cap Growth Portfolio

A series of

Thrivent Series Fund, Inc.

625 Fourth Avenue South

Minneapolis, Minnesota 55415

1-800-847-4836

This Information Statement is being provided to notify you that Transamerica Investment Management LLC (“Transamerica”) acquired Westcap Investors, LLC (“Westcap”) as of the close of business on August 4, 2005, and began serving as one of the investment subadvisers for Thrivent Partner Small Cap Growth Portfolio (the “Portfolio”), a series of Thrivent Series Fund, Inc. (the “Fund”). This information statement is being mailed to shareholders of the Portfolio on or about September         , 2005.

This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy. Furthermore, this matter is not subject to a vote of shareholders, and we will not be holding a meeting of shareholders or otherwise asking shareholders to vote on this matter. We are providing this Information Statement solely to provide you with information about Transamerica.

APPOINTMENT OF NEW SUBADVISER FOR THE PORTFOLIO

On May 19, 2005, Westcap announced that it had entered into an agreement to be acquired by Transamerica. Since the change of ownership resulted in a termination of the subadvisory agreement with Westcap, the Fund’s Board of Directors (the “Board”) determined at a special meeting held on July 12, 2005, that Transamerica should be hired to replace Westcap effective on the date that Transamerica acquired Westcap.

Transamerica was hired pursuant to an exemptive order that the Fund received from the SEC on February 19, 2003. That exemptive order permits the Board to authorize Thrivent Financial for Lutherans (“Thrivent Financial”), which serves as the Fund’s investment adviser and administrator, to enter into and amend subadvisory agreements without shareholder approval. A fund operating under this structure is sometimes referred to as a “manager-of-managers fund”. The exemptive order requires the Fund to provide shareholders with this Information Statement in order to disclose substantially the same information about the investment subadviser, the subadvisory agreement, and the subadvisory fee that would have been included in a proxy statement if shareholder approval had been required.

Matters Considered by the Board in Approving the Investment Subadvisory Agreement with Transamerica

At its meeting on July 12, 2005, the members of the Board, including the Independent Directors, unanimously voted to approve the new investment subadvisory agreement (“Subadvisory Agreement”) between the Fund, Thrivent Financial, and Transamerica. In connection with its approval of the Subadvisory Agreement, the Board considered the following factors:

1.	The nature, extent, and quality of the services provided by the subadviser.
2.	The investment performance of the Portfolio during Westcap’s service as a subadviser.
3.	The costs of the services to be provided and profits anticipated to be realized by Transamerica.
4.	The extent to which economies of scale may be realized as the Portfolio grows.
5.	Whether fee breakpoint levels reflect these economies of scale for the benefit of the Portfolio’s shareholders.

INFORMATION STATEMENT

In connection with the approval of the Subadvisory Agreement, the Contracts Committee of the Board (consisting of each of the Independent Directors of the Board) reviewed information presented by Thrivent Financial addressing the factors listed above. The Contracts Committee was represented by independent counsel throughout the meeting and during a private session of the Independent Directors to consider approval of the Subadvisory Agreement. The Contracts Committee also considered a memorandum it previously received from independent counsel, which summarized the responsibilities of the Directors under the Investment Company Act of 1940 (the “1940 Act”) in reviewing advisory and subadvisory contracts. The Contracts Committee’s and the Board’s consideration of the factors listed above and information provided to them is discussed below.

Nature, Extent, and Quality of Services

Representatives of Thrivent Financial reviewed the proposed transaction between Transamerica and Westcap and reported that Thrivent Financial’s subadvisory due diligence committee met with representatives of Westcap. Thrivent Financial staff noted that it was assured by Westcap that the investment management staff responsible for the portion of the Portfolio’s assets managed by Westcap would not change following the acquisition, although there will be a new chief investment officer and chief compliance officer. Thrivent Financial reported that the Portfolio may benefit because Transamerica has a full-time compliance officer, while Westcap’s compliance officer also served in other capacities. Thrivent Financial staff also reported that the scope and quality of services under the new investment subadvisory agreement with Transamerica should be at least equivalent to the scope and quality of services provided by Westcap.

Investment Performance

Information regarding the performance of the Portfolio is critically reviewed with management at each quarterly Board meeting. Westcap began serving as one of the investment subadvisers for the Portfolio on May 28, 2004. The Contracts Committee noted that the performance of the Portfolio has compared favorably with its benchmarks since Westcap began serving as an investment subadviser for the Portfolio on May 28, 2004.

Cost of Services and Profitability to Subadviser

The Contracts Committee did not review specific information regarding the likely expenses to be incurred and the profit to be realized by Transamerica for the Subadvisory Agreement. It noted that the fee for the Subadvisory Agreement is the same as the fee that was charged by Westcap and that the fee payable to Westcap was negotiated at arms-length. As a result, the Contracts Committee concluded that the fee for the Subadvisory Agreement is reasonable.

Economies of Scale and Breakpoints

The Contracts Committee did not review specific information about economies of scale and breakpoints since the Portfolio had less than $54 million in assets as of December 31, 2004, and the Subadvisory Agreement with Transamerica does not contain breakpoints.

Based on the factors discussed above, the Contracts Committee recommended approval of the Subadvisory Agreement, and the Board, including all of the Independent Directors, approved the Subadvisory Agreement with Transamerica.

INFORMATION STATEMENT

Information about Transamerica Investment Management LLC

Transamerica was organized as a limited liability company under the laws of the state of Delaware in 2000. The founding member of the limited liability company, Transamerica Investment Services, Inc., is an investment adviser that had been providing investment advisory services to investment companies since 1968. Transamerica manages equity and fixed income funds for institutional clients, including corporate and public retirement plans, endowments, and foundations. As of June 30, 2005, Transamerica managed approximately $17 billion in assets including separate accounts, commingled funds and a mutual fund. Transamerica’s principal place of business is located at 1150 South Olive Street, Los Angeles, California. It is anticipated that the Los Angeles Headquarters of Transamerica will move to 11111 Santa Monica Blvd., Suite 820, Los Angeles, California 90025.

Information about the principal executive officer and each general partner is provided in the following table. The address of each person except Mr. Riazzi is 11111 Santa Monica Blvd., Suite 820, Los Angeles, California 90025. Mr. Riazzi’s address is 109 North Main Street, Suite 700, Dayton, Ohio 45402.

Name	Position with Transamerica	Principal Occupation
John C. Riazzi	Chief Executive Officer	Portfolio Manager
Gary U. Rolle	Chief Investment Officer	Portfolio Manager
Geoffrey I. Edelstein	Managing Director	Portfolio Manager
Gregory S. Weirick	Managing Director	Portfolio Manager
Bradley G. Slocum	Managing Director	Portfolio Manager
Heidi Y. Hu	Managing Director	Managing Director
Michelle E. Stevens	Managing Director	Portfolio Manager
David W. Lubchenco	Managing Director	Portfolio Manager
Glenn C. Weirick	Principal	Portfolio Manager
Joshua D. Shaskan	Principal	Portfolio Manager
John J. Huber	Principal	Senior Security Analyst
Jeffrey J. Hoo	Principal	Senior Security Analyst
Edward S. Han	Principal	Portfolio Manager
Kirk J. Kim	Principal	Portfolio Manager
Peter O. Lopez	Principal	Portfolio Manager
Laura M. McGuigan	Principal	Director of Trading

Transamerica Investment Services, Inc. owns ten percent or more of the outstanding voting securities of Transamerica.

Information about other mutual funds managed by Transamerica with investment objectives and strategies similar to those of the Fund is provided in the following table.

Name of Fund	Net Assets Managed as of 6/30/05	Annual Rate of Compensation (% of average net assets)	Fees Waived or Reduced
Strategic Partners Style Specific Funds – Strategic Partners Small Capitalization Growth Fund	$8 million	0.50% of average daily net assets	No
The Target Portfolio Trust Small Capitalization Growth Portfolio	$69 million	0.50% of average daily net assets	No

INFORMATION STATEMENT

Transamerica has no affiliated brokers through whom trades will be executed on behalf of the Portfolio.

The Investment Advisory Agreement

Thrivent Financial, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, serves as investment adviser for the Portfolio under an investment advisory agreement dated April 10, 2002. The investment advisory agreement for the Portfolio was last submitted to a vote of shareholders on April 10, 2002, for the purpose of approving a new investment advisory agreement between the Fund and Thrivent Financial when the Fund’s previous investment adviser merged with Thrivent Financial. Thrivent Financial and its affiliates have been in the investment advisory business since 1986 and managed approximately $65.8 billion in assets as of June 30, 2005, including approximately $22.2 billion in mutual fund assets. The Fund pays Thrivent Financial a fee for serving as investment adviser for the Portfolio equal to 1.00% on the first $500 million of average daily net assets and 0.90% of average daily net assets over $500 million.

Investment Subadvisory Agreement

Transamerica serves pursuant to the Subadvisory Agreement dated August 4, 2005 (a copy of which is attached as Exhibit A hereto). Pursuant to the terms of the Subadvisory Agreement, Transamerica provides continuous investment management services to the Portfolio, subject to the overall supervision of the Board and Thrivent Financial. From the investment advisory fee that Thrivent Financial receives from the Portfolio, it pays Transamerica a fee equal to 0.50% of the Portfolio’s average daily net assets for serving as investment subadviser for the Portfolio.

The Subadvisory Agreement provides that Transamerica will not be liable for any act or omission in the course of, or connected with, rendering services under the Subadvisory Agreement, except when such services are rendered in bad faith, negligence or reckless disregard of its duties under the Subadvisory Agreement. Transamerica will, however, indemnify and hold harmless the Fund, Thrivent Financial, the Board or shareholders from any and all claims, losses, expenses, obligations or liabilities (including reasonable attorneys fees) which arise or result from the subadviser’s bad faith, negligence, willful misfeasance or reckless disregard of its duties under the Subadvisory Agreement.

The Subadvisory Agreement provides that it will remain in effect continuously for two years following its effective date, unless terminated sooner. Thereafter, it will continue to be renewed for successive one-year terms provided that the renewal is specifically approved at least annually by either the Board or a majority of the outstanding shares of the Portfolio and, in either case, by a majority of the Directors who are not interested persons of any party to the Subadvisory Agreement.

The Fund may terminate the Subadvisory Agreement by a vote of a majority of the Independent Directors or a majority of its outstanding voting securities at any time on 60 days’ written notice to Thrivent Financial and Transamerica. Thrivent Financial may terminate the Subadvisory Agreement upon 60 days’ written notice to Transamerica, and Transamerica may terminate the Subadvisory Agreement at any time upon 60 days’ written notice to Thrivent Financial. The Subadvisory Agreement will automatically terminate without penalty in the event of its assignment as defined in the 1940 Act.

INFORMATION STATEMENT

The subadvisory agreement with Westcap was dated May 28, 2004, and provided for the payment of a subadvisory fee equal to 0.50% of the average daily net assets. The other terms of the subadvisory agreement with Westcap were substantially similar to the Subadvisory Agreement with Transamerica.

SHAREHOLDER REPORT

The Fund’s annual report for the year ended December 31, 2004, and its semiannual report for the period ended June 30, 2005, have been previously sent to shareholders. You may obtain a copy of the annual report upon request, without charge, by writing to 625 Fourth Avenue South, Minneapolis, Minnesota 55415, or by calling (800) 847-4836 or visiting the Web site at www.thrivent.com.

RECORD OF BENEFICIAL OWNERSHIP

As of August 31, 2005, the directors and officers of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Portfolio. As of August 31, 2005, no person, except as set forth in the table below, was know to own beneficially or of record 5% or more of the outstanding shares of the Portfolio.

Name and Address of Record Owner	Shares Owned	% of Outstanding
Thrivent Financial for Lutherans – Thrivent Variable Annuity Account I 625 Fourth Avenue South Minneapolis, MN 55415	2,284,772.24	46.40%
Thrivent Financial for Lutherans – Thrivent Variable Annuity Account A 625 Fourth Avenue South Minneapolis, MN 55415	279,967.06	5.69%
Thrivent Financial for Lutherans – Thrivent Variable Annuity Account B 625 Fourth Avenue South Minneapolis, MN 55415	1,225,241.69	24.88%
Thrivent Life Insurance Company – TLIC Variable Annuity Account A 625 Fourth Avenue South Minneapolis, MN 55415	768,363.62	15.60%

Exhibit A

INVESTMENT SUB-ADVISORY AGREEMENT

By and Among

Thrivent Financial for Lutherans

and

Thrivent Series Fund, Inc.

and

Transamerica Investment Management, LLC

INVESTMENT SUBADVISORY AGREEMENT, made as of the 4th day of August, 2005, (the “Effective Date”) by and among Thrivent Financial for Lutherans, a fraternal benefit society organized and existing under the laws of the State of Wisconsin (“Adviser”), Thrivent Series Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota (“Fund”), and Transamerica Investment Management, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Sub-adviser”).

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated as of the 10th day of April, 2002 (“Advisory Agreement”) with the Fund, which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Fund is authorized to issue shares of the Thrivent Partner Small Cap Growth Portfolio (“Portfolio”), a separate series of the Fund; and

WHEREAS, Sub-adviser is engaged principally in the business of rendering investment supervisory management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Fund and Adviser desire to retain Sub-adviser as sub-adviser to furnish certain investment advisory services to Adviser and the Portfolio and Sub-adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I.  Appointment. (A) Adviser hereby appoints Sub-adviser as its investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement, and (B) Sub-adviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

II.  Additional Series. In the event that the Fund establishes one or more series of shares other than the Portfolio with respect to which Adviser desires to retain Sub-adviser to render investment advisory services hereunder, Adviser shall so notify Sub-adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If Sub-adviser is willing to render such services on the terms provided for herein, it shall so notify Adviser in writing, whereupon such series shall become a Portfolio hereunder.

III. Duties	of Sub-adviser.
A.

Sub-adviser is hereby authorized and directed and hereby agrees to (i) furnish continuously an investment program for the Portfolio, and (ii) determine from time to time what investments shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held uninvested. Sub-adviser shall perform these duties subject always to (1) the overall supervision of Adviser and the Board of Directors of the Fund (the “Board”), (2) the Fund’s Articles and By-laws (as defined below), as amended from time to time, (3) the stated investment objectives, policies and restrictions of the Portfolio as set forth in the Fund’s then current Registration Statement (as defined below), (4) any additional policies or guidelines established by Adviser or Board that have been furnished in writing to Sub-adviser,

(5) applicable provisions of law, including, without limitation, all applicable provisions of the 1940 Act and the rules and regulations thereunder, and (6) the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code), as amended from time to time. In accordance with Section VII, Sub-Adviser shall arrange for the execution of all orders for the purchase and sale of securities and other investments for the Portfolio’s account and will exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

B.	Sub-adviser shall have no responsibility with respect to maintaining custody of the Portfolio’s assets. Sub-adviser shall affirm security transactions with central depositories and advise the custodian of the Portfolio (“Custodian”) or such depositories or agents as may be designated by Custodian and Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. Sub-adviser shall from time to time provide Custodian and Adviser with evidence of authority of its personnel who are authorized to give instructions to Custodian.

C.	Unless Adviser advises Sub-adviser in writing that the right to vote proxies has been expressly reserved to Adviser or the Fund or otherwise delegated to another party, Sub-adviser shall exercise voting rights incident to any securities held in the Portfolio without consultation with Adviser or Fund, provided that Sub-adviser will follow any written instructions received from Adviser or Fund with respect to voting as to particular issues. Sub-adviser shall further respond to all corporate action matters incident to the securities held in the Portfolio including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations.

D.	Upon request of Custodian and/or Fund, Sub-adviser shall provide assistance in connection with the determination of the fair value of securities in the Portfolio for which market quotations are not readily available.

E.	In the performance of its duties hereunder, Sub-adviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent the Portfolio or the Fund in any way or otherwise be deemed to be an agent of the Portfolio, the Fund or Adviser.

F.	The Sub-adviser shall have no responsibility under this Agreement with respect to the management of assets of the Fund other than the portion of the Fund’s assets with respect to which the Sub-Adviser provides investment advice.

G.	The Sub-adviser is prohibited from consulting with any other sub-adviser of the Fund, if any, or the subadviser to any other investment company (or separate series of an investment company) managed by the Adviser concerning the Fund’s transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1 (a) and (b) under the 1940 Act.

IV. Compensation. For the services provided pursuant to this Agreement, Sub-adviser shall receive an investment management fee as set forth in Schedule 1, attached hereto and incorporated herein by reference. The management fee shall be payable monthly in arrears to Sub-adviser on or before the 10th day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

V. Expenses. During the term of this Agreement, Sub-adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Fund hereunder. The Fund shall assume and shall pay all brokers’ and underwriting commissions chargeable to the Fund in connection with the securities transactions to which the Portfolio is a party.

VI. Duties of Adviser. Adviser has furnished Sub-adviser with copies of each of the following documents and will furnish to Sub-adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

(1)	The Articles of Incorporation of the Fund, as filed with the State of Minnesota, as in effect on the date hereof and as amended from time to time (“Articles”);

(2)	The by-laws of the Fund as in effect on the date hereof and as amended from time to time (“By-Laws”);

(3)	Certified resolutions of the Board authorizing the appointment of Adviser and Sub-adviser and approving the form of the Advisory Agreement and this Agreement;

(4)	The Fund’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended (the “1933 Act”) on Form N-1A, as filed with the Securities and Exchange Commission (“SEC”) relating to the Portfolio and its shares and all amendments thereto (“Registration Statement”);

(5)	The Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

(6)	The Portfolio’s most recent prospectus (the “Prospectus”); and

(7)	Copies of reports made by the Fund to its shareholders.

Adviser shall furnish Sub-adviser with any further documents, materials or information that Sub-adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

VII.	Portfolio Transactions.
A.	Sub-adviser agrees that, in executing portfolio transactions and selecting brokers or dealers, if any, it shall use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, Sub-adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, Sub-adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to Sub-adviser with respect to the Portfolio and/or other accounts over which Sub-adviser exercises investment discretion. Except to the extent prohibited or limited by law or regulation, Sub-adviser may, in its discretion, agree to pay a broker or dealer that furnishes such brokerage or research services a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if Sub-adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of Sub-adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Sub-adviser shall, upon request from Adviser, provide such periodic and special reports describing any such brokerage and research services received and the incremental commissions, net price or other consideration to which they relate.

B.	In no instance will portfolio securities be purchased from or sold to Sub-adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

C.	Sub-adviser may buy securities for the Portfolio at the same time it is selling such securities for another client account and may sell securities for the Portfolio at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Fund as may be in effect from time to time, Sub-adviser may effectuate cross transactions between the Portfolio and such other account if it deems this to be advantageous.

D.	On occasions when Sub-adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Sub-adviser, Sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-adviser in the manner Sub-adviser considers to be equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

VIII. Ownership of Records. Sub-adviser shall maintain all books and records required to be maintained by Sub-adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolio. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-adviser hereby agrees (A) that all records that it maintains for the Portfolio are the property of the Fund, (B) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (C) to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, Sub-adviser may retain copies of such documents.

IX.	Reports and Meetings.
A.	Sub-adviser shall furnish to the Board or Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as are required by law or that the Board or Adviser, as appropriate, may reasonably require, including, without limitation: compliance reporting and certification with respect to:

1.	Affiliated Brokerage Transactions
2.	Affiliated Underwritings
3.	Cross Transactions
4.	Prospectus Compliance
5.	Code of Ethics
6.	Soft Dollar Usage
7.	Price Overrides/Fair Valuation Determinations

B.	Sub-adviser shall make available in person to the Board and to Adviser personnel of Sub-adviser as the Board or Adviser may reasonably request to review the investments and the investment program of the Portfolio and the services provided by Sub-adviser hereunder.

X. Services to Other Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of Sub-adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of Sub-adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature. Fund and Adviser understand that Sub-adviser, its affiliates and its agents perform investment advisory and management services for various clients. Fund and Adviser agree that

Sub-adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Portfolio. Nothing in this Agreement shall be deemed to require Subadviser, its principals, affiliates, agents or employees to purchase or sell for the Portfolio any security which it or they may purchase or sell for its or their own account or for the account of any other client.

XI. Sub-adviser’s Use of the Services of Others. Sub-adviser may, at its cost, employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing Sub-adviser or the Fund or Portfolio, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as Sub-adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Fund or the Portfolio, as appropriate, or in the discharge of Sub-adviser’s overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

XII. Liability of Sub-adviser; Indemnification. Neither Sub-adviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Fund, the Portfolio (at the direction or request of Sub-adviser) or Sub-adviser in connection with Sub-adviser’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement (collectively, “Related Persons”), shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Fund or Portfolio or (ii) any error of fact or mistake of law contained in any report or data provided by Sub-adviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or negligence in the performance by Sub-adviser or such Related Person of Sub-adviser’s duties on behalf of the Fund or Portfolio or from reckless disregard by Sub-adviser or any such Related Person of the duties of Sub-adviser pursuant to this Agreement (each of which is referred to as a “Culpable Act”).

Notwithstanding the foregoing, any stated limitations on liability shall not relieve Sub-adviser from any responsibility or liability Sub-adviser may have under state or federal statutes or from responsibility or liability for errors by Sub-Adviser in connection with the execution of trade orders.

Sub-adviser shall indemnify Adviser, the Fund and their respective Related Persons and hold them harmless from and against any and all actions, suits or claims whether groundless or meritorious and from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, “Damages”) arising directly or indirectly out of or in connection with the performance of services by Sub-adviser or its Related Persons hereunder to the extent such Damages result from willful misfeasance, bad faith, negligence or the reckless disregard of Sub-adviser’s obligations and duties under this Agreement.

Adviser shall indemnify Sub-adviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any Culpable Act of Adviser or any of its Related Persons.

XIII. Representations of Sub-adviser. Sub-adviser represents, warrants, and agrees as follows:

A.

Sub-adviser (i) is registered as an investment adviser under Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this

Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify Adviser of the occurrence of any event that would disqualify Sub-adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B.	Sub-adviser has adopted a written code of ethics (the “Sub-adviser Code”) complying with the requirements of Rule 17j-1 under the 1940 Act, as may be amended from time to time, and, has provided the Adviser and the Fund with a copy of the Sub-adviser Code, together with evidence of its adoption. The Sub-adviser certifies that it has adopted procedures reasonably necessary to prevent access persons” as defined in Rule 17j-1 (“Access Persons”) from violating the Sub-adviser Code. On a quarterly basis, Sub-adviser will either: (i) certify to Adviser that Sub-adviser and its Access Persons have complied with the Sub-adviser Code with respect to the Portfolio, or (ii) identify any material violations of the Sub-adviser Code which have occurred with respect to the Portfolio. In addition, Sub-adviser will furnish at least annually to Adviser and the Board a written report that (a) describes any issues arising under the Sub-adviser Code since the last report to the Board, including, but not limited to, information about material violations of the Sub-adviser Code with respect to the Portfolio and sanctions imposed in response to the material violations and (b) certifies that the Sub-adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-adviser Code.

C.	Sub-adviser has provided Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and, if not so filed, its most recent Part 2 of Form ADV, and will, promptly after filing any amendment to its Form ADV with the SEC, and, if not so filed, any amendment to Part 2 of its Form ADV, furnish a copy of such amendment to Adviser.

XIV. Compliance with Applicable Regulations. In performing its duties hereunder, Sub-adviser shall establish compliance procedures (copies of which shall be provided to Adviser, and shall be subject to review and approval by Adviser) reasonably calculated to ensure compliance at all times with all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Code; the provisions of the Registration Statement; the provisions of the Articles and the By-Laws of the Fund, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

XV. Term of Agreement. This Agreement shall become effective with respect to the Thrivent Partner Small Cap Growth Portfolio on the Effective Date and, with respect to any additional Portfolio, on the date of receipt by the Adviser of notice from the Sub-adviser in accordance with Section II hereof that the Subscriber is willing to serve as Sub-adviser with respect to such Portfolio. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the Effective Date with respect to the Thrivent Partner Small Cap Growth Portfolio and, with respect to each additional Portfolio, for two years from the date on which this Agreement becomes effective with respect to such Portfolio. Thereafter, this Agreement shall continue in effect from year to year, with respect to the applicable Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as (a) such continuation shall be specifically approved at least annually (i) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; (ii) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of any party to this Agreement; and (b) Sub-adviser shall not have notified the Fund, in writing, at least 60 days prior to such approval that it does not desire such continuation. Sub-adviser shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

XVI. Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on at least 60 days’ prior written notice to Sub-adviser. This Agreement may also be terminated by Adviser: (i) on at least 60 days’ prior written notice to Sub-adviser, without the payment of any penalty; (ii) upon material breach by Sub-adviser of any of the representations and warranties set forth in Paragraph XIII of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if Sub-adviser becomes unable to discharge its duties and obligations under this Agreement. Sub-adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days’ prior notice to Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities of any Portfolio shall be effective to continue, amend or terminate this Agreement with respect to any such Portfolio notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Fund, unless such action shall be required by any applicable law or otherwise.

XVII. Amendments, Waivers, etc. Provisions of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement (including any exhibits hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XVIII. Notification. Sub-adviser will notify Adviser promptly of any change in the personnel of Sub-adviser with responsibility for making investment decisions in relation to the Portfolio or who have been authorized to give instructions to Custodian.

XIX.	Miscellaneous.
A.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Minnesota conflict with the applicable provisions of the 1940 Act, the latter shall control.

B.	Insurance. Sub-adviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Sub-adviser’s business activities.

C.	Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D.	Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

E.	Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Portfolio.

F.

Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

THRIVENT FINANCIAL FOR LUTHERANS

Attest:	/s/ Marlene J. Nogle	By:	/s/ RUSSELL SWANSEN
Name:	Marlene J. Nogle, Assistant Secretary	Name:	Russell W. Swansen
		Title:	Senior Vice President and Chief Investment Officer

THRIVENT SERIES FUND, INC.

Attest:	/s/ Marlene J. Nogle	By:	/s/ RUSSELL SWANSEN
Name:	Marlene J. Nogle, Assistant Secretary	Name:	Russell W. Swansen
		Title:	Vice President

TRANSAMERICA INVESTMENT MANAGEMENT, LLC

Attest:		By:	/s/ JOHN RIAZZI
Name:		Name:	John C. Riazzi
		Title:	C.E.O.

Schedule I

Dated August 4, 2005

Sub-advisory Fees

Thrivent Partner Small Cap Growth Portfolio

Annual Rate of 0.50% of Average Daily Net Assets